SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 26, 2001

                              HUNTINGTON BANCSHARES
                                  INCORPORATED
               (Exact Name of Registrant as Specified in Charter)

       Maryland                     0-2525                    31-0724920
    (State or Other            (Commission File            (I.R.S. Employer
    Jurisdiction of                Number)                 Identification No.)
    Incorporation)

Huntington Center, 41 South High Street, Columbus, Ohio                 43287
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code: (614) 480-8300

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

            On September 26, 2001, Huntington Bancshares Incorporated ("Huntington") announced the sale of its Florida operations to SunTrust Banks, Inc. Information regarding the sale is contained in a press release issued by Huntington on September 26, 2001, a copy of which is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

             (c)   The following exhibits are filed with this report:

             Exhibit Number                           Description
                  99.1                  Press Release issued September 26, 2001.


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                                   SIGNATURES
                                   ----------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              HUNTINGTON BANCSHARES INCORPORATED


                              By:    /s/ Richard A. Cheap
                                     --------------------
                              Name:  Richard A. Cheap
                              Title: General Counsel and Secretary


Dated:      September 27, 2001


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                                  Exhibit Index

             Exhibit Number                           Description
                  99.1                  Press Release issued September 26, 2001.


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                                                                    Exhibit 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE
---------------------

CONTACTS:
INVESTORS                                 MEDIA
Mike McMennamin                           Jeri Grier
(614) 480-3499                            (614) 480-5413
Laurie Counsel
(614) 480-3878

               HUNTINGTON BANCSHARES TO SELL FLORIDA OPERATIONS TO
                     SUNTRUST BANKS FOR $705 MILLION IN CASH


               CAPITAL RELEASED FROM FLORIDA SALE WILL BE USED TO
                STRENGTHEN CAPITAL POSITION AND REPURCHASE SHARES



      COLUMBUS, OHIO, SEPTEMBER 26, 2001 - Huntington Bancshares Incorporated (NASDAQ: HBAN) today announced that it has reached a definitive agreement to sell its Florida operations to SunTrust Banks, Inc. (NYSE: STI) for an amount expected to be approximately $705 million in cash, based on a deposit premium of 15%. Huntington expects to recognize a pre-tax gain of approximately $200 million.

      Huntington's Florida franchise, which has $4.7 billion in deposits and $2.6 billion in loans, includes 141 banking offices and 456 ATMs concentrated in the central part of the state in such markets as Tampa/St. Petersburg, Orlando, Sarasota/Bradenton, Ft. Myers, Lakeland, Leesburg and Melbourne, as well as a processing center located in Lakeland. The sale does not include Huntington's trust and private banking offices in Naples and Stuart, its Florida mortgage origination platform, J. Rolfe Davis Insurance Agency, and the Florida origination platform of the indirect automobile financing business.

      Huntington expects the Florida sale to be accretive to its 2002 earnings, in line with the range announced on July 12, 2001. The Florida sale, which is subject to regulatory approval and other customary conditions, is expected to close in the first quarter of 2002.

      "We are pleased that we have reached an agreement for the sale of our Florida franchise that meets our strategic and financial objectives, particularly in light of the difficult economic outlook and lower interest rate environment," said Thomas E. Hoaglin, Chairman, President and Chief Executive Officer. "With this transaction, we will enhance our capital position as well as provide additional shareholder value through a significant share repurchase. The Florida sale is a key element of our recently announced restructuring plan, and we believe that this action - combined with our other planned initiatives - will allow us to concentrate our resources and attention on


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growing our core Midwest franchise and help us to improve our financial performance and deliver increased value to shareholders."

      Huntington will use approximately $800 million in capital released from the sale of its Florida operations to strengthen Huntington's capital position, repurchase shares and for other corporate purposes. The Company expects to begin a major share repurchase program following the completion of the sale of its Florida operations.

      Hoaglin added, "Our Florida franchise has strong growth potential, and SunTrust - which has an excellent understanding of these Florida communities and shares our relationship-based approach to local markets - is an ideal acquirer of this asset. We look forward to working closely with SunTrust to ensure a smooth transition for our customers and employees."

About Huntington

      Through its affiliated companies, Huntington has more than 135 years of serving the financial needs of its customers. Today, Huntington provides innovative products and services through more than 500 offices in Florida, Indiana, Kentucky, Maryland, Michigan, New Jersey, Ohio, and West Virginia. Huntington also offers products and services online at www.huntington.com, through its technologically advanced, 24-hour telephone bank, and through its network of more than 1,400 ATMs.
                                    # # #

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN PLANS, EXPECTATIONS, GOALS, AND PROJECTIONS, WHICH ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS, AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED OR IMPLIED BY SUCH STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: CHANGES IN ECONOMIC CONDITIONS; MOVEMENTS IN INTEREST RATES; CHANGES IN AGGREGATE DEPOSIT AMOUNTS; COMPETITIVE PRESSURES ON PRODUCT PRICING AND SERVICES; SUCCESS AND TIMING OF BUSINESS STRATEGIES; THE SUCCESSFUL INTEGRATION OF ACQUIRED BUSINESSES; THE NATURE, EXTENT, AND TIMING OF GOVERNMENTAL ACTIONS AND REFORMS; AND EXTENDED DISRUPTION OF VITAL INFRASTRUCTURE. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS NEWS RELEASE ARE BASED ON INFORMATION AVAILABLE AT THE TIME OF THE RELEASE. HUNTINGTON ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT.